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                                                                     EXHIBIT 5.1

                         [LETTERHEAD HOLLAND & KNIGHT]



                                 May 2, 1997


TIB Financial Corp.
99451 Overseas Highway
Key Largo, Florida 33037-7808

         Re:      Registration Statement on Form  S-1
                  (Commission File No. 333-24101)

Gentlemen:

         We refer to the Registration Statement (the "Registration Statement") on Form S-1 (File No. 333-24101), filed by TIB Financial Corp. (the "Company"), with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 an aggregate of 1,178,124 shares (the "Common Stock") of the authorized common stock, par value $.10 per share under the Securities Act of 1993. The Common Stock includes 1,148,124 shares that are presently issued and outstanding (the "Issued Shares") and 30,000 shares that are the subject of unexercised stock options (the "Option Shares").

         In connection with the foregoing registration, we have acted as counsel for the Company, and have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed it necessary to require as a basis for the opinion hereafter expressed.

         Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Issued Shares of Common Stock are duly authorized, legally issued and fully paid and non-assessable and the Option Shares of Common Stock, when issued upon the exercise of the stock options relating thereto, will be duly authorized, legally issued and fully paid and non-assessable.

         We hereby consent to the filing of the opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,

                                        HOLLAND & KNIGHT LLP

                                        /s/ Stanley H. Pollock

                                        By:
                                           -------------------------------------
                                            Stanley H. Pollock